DRAFT 2/20/98
                                                                   -------------

                          PATENT COLLATERAL ASSIGNMENT

         This Agreement is made as of the ____ day of _____________, 1998 between SPINTEKNOLOGY, INC., a corporation having a mailing address at 901-B Grier Drive, Las Vegas, Nevada 89119 ("Pledgor") and the individual or entity identified on the signature page hereto.

         BACKGROUND. Pledgor is a wholly-owned subsidiary of Spintek Gaming Technologies, Inc. (the "Debtor"), which has executed and delivered its 6% Secured Convertible Note due February 28, 2008 (the "Note") to the Secured Party in the amount described on the signature page hereto. In order to induce the Secured Party to make the loan to Debtor evidenced by the Note, Pledgor has agreed to assign to Secured Party certain patent rights. This Agreement is made subject to a prior agreement to NAC Investments Properties Inc. N.V. to secure a principal amount of $100,000 (the "NAC Debt").

         NOW, THEREFORE, in consideration of the premises, Pledgor and Debtor hereby agrees with Secured Party as follows:

         1. To provide security for the due and punctual performance of all of the Debtor's obligations under the Note, including, without limitation, payment in full of the principal and interest on the Note, costs and attorneys' fees, and all indebtedness to be incurred by Debtor to Secured Party with respect to the Note (hereinafter the "Obligations"), Pledgor hereby grants, assigns and conveys to Secured Party the entire right, title and interest in and to and grants Secured Party interest in the patent applications and patents listed in Schedule A hereto, including without limitation all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (collectively called the "Patents").

         2. Pledgor covenants and warrants that:

                    (a) The Patents are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

                    (b) Except for the prior assignment to secure the NAC Debt, Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, free and clear of any liens, charges and encumbrances, including without limitation licenses, shop rights and covenants by Debtor not to sue third persons; and

                    (c) Pledgor has the unqualified right to enter into this Agreement and perform its terms and has entered and will enter into written agreements with each of its present and future employees, agents and consultants which will enable it to comply with the covenants herein contained.

         Except has specifically set forth above, Pledgor does not warrant that the Patents might not be declared invalid if challenged in court.

         3. Pledgor agrees that, until all of the Obligations shall have been satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with Pledgor's obligations under this Agreement, without Secured Party's prior written consent.

         4. If, before the Obligations shall have been satisfied in full, Pledgor shall obtain rights to any new patentable inventions, or become entitled to the benefit of any patent application or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of Paragraph 1 shall automatically apply thereto and Pledgor shall give to Secured Party prompt notice thereof in writing hereof.

         5. Pledgor authorizes Secured Party to modify this Agreement by amending Schedule A to include any future patents and patent applications which are Patents under Paragraph 1 or Paragraph 4 hereof.

         6. Unless and until there shall have occurred and be continuing an Event of Default (as defined below), Secured Party hereby grants to Pledgor the exclusive, non-transferable right and license to make, have made, use and sell the inventions disclosed and claimed in the Patents for Pledgor's own benefit and account and for none other. Pledgor agrees not to sell or assign its interest in, or grant any sublicense under, the license granted to Pledgor in this Paragraph 6, without the prior written consent of Secured Party.

         7. (a) The occurrence of one or more of the following events shall, at the option of Secured Party, constitute an "Event of Default" hereunder:

          (i) if Debtor defaults in the payment of the Note or any installment thereof or interest thereon or any other payment due Secured Party within five (5) days after its due date;

          (ii) if any warranty or representation of Pledgor contained herein shall be materially false or misleading when made;

          (iii) if Debtor shall cease to do business as a going concern, or generally fail to meet its obligations as they mature; or

          (iv) an event of default occurs under and as defined in the Note or other document or instrument evidencing or securing the indebtedness of the Note (each, a "Loan Document").

     (b) If any Event of Default shall have occurred and be continuing, Pledgor's license under the Patents as set forth in Paragraph 6, shall terminate forthwith, and the Secured Party shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law and

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
the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents may be located and, without limiting the generality of the foregoing, the Secured Party may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to Debtor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Las Vegas, Nevada, or elsewhere, the whole or from time to time any part of the Patents, or any interest which the Debtor may have therein, and after deducting from the proceeds the sale or other disposition of the Patents all expenses (including all reasonable expenses for brokers' fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to the Debtor. Notice of any sale or other disposition of the Patents shall be given to Debtor at least five (5) days before the time of any intended public or private sale or other disposition of the Patents is to be made, which Debtor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, any holder of any Note or Secured Party may, to the extent permissible under applicable law, purchase the whole or any part of the Patents sold, free from any right of redemption on the part of Debtor, which right is hereby waived and released.

         8. At such time as Debtor shall completely satisfy all of the Obligations or the Note is converted into shares of Common Stock of the Debtor, Secured Party shall execute and deliver to Pledgor and Debtor all deeds, assignments and other instruments as may be necessary or proper to re-vest in Pledgor full title to the Patents, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

         9. Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and legal expenses, incurred by Secured Party in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining, preserving the Patents, or in defending or prosecuting any actions or proceedings arising out of or related to the Patents, shall be borne and paid by Debtor on demand by Secured Party and until so paid shall be added to the principal amount of the Obligations and shall bear interest at the Default Rate prescribed in the Note.

         10. Pledgor shall have the duty, through counsel acceptable to Secured Party, to prosecute diligently any patent application of the Patents pending as of the date of this Agreement or thereafter until the Obligations shall have been paid in full, to make application on unpatented but patentable inventions and to preserve and maintain all rights in patent applications and patents of the Patents. Any expenses incurred in connection with such an application shall be borne by Pledgor. The Pledgor shall not abandon any right to file a patent application, or any pending patent application or patent without the consent of the Secured Party, which consent shall not be unreasonably withheld.

         11. Secured Party shall have the right but in no way be obligated to bring suit in its own name to enforce the Patents and any license thereunder, in which event Debtor shall at the request of

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
Secured Party do any and all lawful acts and execute any and all proper documents required by Secured Party in aid of such enforcement and Debtor shall promptly, upon demand, reimburse and indemnify Agent for all costs and expenses incurred by Secured Party in the exercise of its rights under this Paragraph 11.

         12. No course of dealing between Pledgor or Debtor and Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of Secured Party, any rights, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any rights, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         13. All of Secured Party's rights and remedies with respect to the Patents, whether established hereby or by the Note, or by any Loan Document or by law shall be cumulative and may be exercised singularly or concurrently.

         14. Notwithstanding anything contained in this Security Agreement to the contrary, the Secured Party understands and acknowledges that the rights of the Secured Party are subject to and may be limited by that certain Intercreditor Agreement by and among the Debtor and each of the Holders of the Notes, a form of which is attached hereto as Exhibit "A."

         15. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in party in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

         16. This Agreement is subject to modification only by a writing signed by the parties, except as provided in Paragraph 5.

         17. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

         18. The validity and interpretation of this Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Nevada.

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
         WITNESS the execution hereof under seal as of the day and year first above written.

                            SPINTEKNOLOGY, INC.


                            By:__________________________________________

                            Title:________________________________________


Secured Party:_______________________

Address:____________________________
        ____________________________

Principal Amount of Note: $_______________



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

    Schedule A to a Patent Collateral Assignment dated _______________, 1998, between Spinteknology, Inc. and Holder of 6% Secured Convertible Note Due 2008


Application or
Patent No.                                           Country
-----------------------------------------------------------------

08/414,238                                           USA
60/005,312                                           USA
08/506,513                                           USA

Corresponding PCI International Patent Application filed March 26, 1996.

E.P.O.  PATENT APPLICATIONS AND RESERVATIONS OF RIGHT TO FILE FOR EXAMINATION:

         Austria (F)                                  Ireland (F)
         Belgium (F)                                  Italy (F)
         Switzerland & Liechtenstein (F)              Luxembourg (F)
         Germany (F)                                  Monaco (F)
         Denmark (F)                                  Netherlands (F)
         Spain (F)                                    Portugal (F)
         France (F)                                   Sweden (F)
         United Kingdom (?)                           Finland (F)
         Greece (F)

Applications filed are designated by F, designations of right to file are designated by I.

P.C.T. PATENT APPLICATIONS AND RESERVATIONS OF RIGHT TO FILE FOR EXAMINATION:

         Albania (I)                                  Liberia (I)
         Armenia (I)                                  Lesotho (I)
         Austria (F)                                  Lithuania (I)
         Australia (F)                                Luxembourg (F)
         Azerbaijan (I)                               Latvia (I)
         Barbados (I)                                 Republic of Moldova (I)
         Bulgaria (I)                                 Madagascar (I)
         Brazil (I)                                   Macedonia (I)
         Belarus (I)                                  Mongolia (I)
         Canada (F)                                   Malawi (I)
         Switzerland & Liechtenstein (F)              Mexico (I)
         China (I)                                    Norway (I)
         Czech Republic (I)                           New Zealand (I)
         Germany (F)                                  Poland (I)
         Denmark (F)                                  Portugal (F)

(P.C.T. CONTINUED)

         Estonia (I)                                  Romania (I)
         Spain (F)                                    Russian Federation (I)
         Finland (F)                                  Sudan (I)
         United Kingdom (F)                           Sweden (F)
         Georgia (I)                                  Singapore (I)
         Hungary (I)                                  Slovenia (I)
         Iceland (I)                                  Slovakia (I)
         Japan (I)                                    Tajikistan (I)
         Kenya (I)                                    Turkmenistan (I)
         Kyrgyzstan (I)                               Turkey (I)
         Democratic People's                          Trinidad & Tobago (I)
           Rep. of Korea (I)                          Ukraine (I)
         Republic of Korea (I)                        Uganda (I)
         Kazakstan (I)                                USA (F)
         Sri Lanka (I)                                Uzbekistan (I)
                                                      Viet Nam (I)

Applications filed are designated by F, designations of right to file are designated by I.

In addition to P.C.T. individual companies,  intentions have been filed with the
following   regional  patent  areas:   AP/ARIPO  patent,   EA/Eurasian   Patent,
EP/European Patent and OA/OAPI Patent.